WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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CitiBank EDGAR Filing
Financial Data Schedule



                           Name of FuCitiFunds Institutional Tax Free Reserves CIK Number0000889512
                           Series # :003
                           Series NamCitiFunds Institutional Trust

                           Period EndAug-31-1998    [mmm-dd-yyyy]
                           Fiscal YeaAug-31-1998    [mmm-dd-yyyy]
                           Period Typ12-mos         [mo(s) or year]


Statement of Asset and Liabilities
    Assets
Investment (co $ 207,725,16)                                    207,725,160
Cash (domestic and foreign)                                                    -
Receivable for securities Sold                                                 -
Receivable for Capital Stock sold                                              -
Dividend receiveable                                                           -
Interest receivable                                                            -
Other receivable                                                               -
Other assets                                                                   -
     Total Assets                                               207,725,160

 Liabilities
Payable for Securities Purchased                                               -
Other payables                                                         360,371
Other Liablities                                                        53,614
     Total Liablities                                                  413,985

     Net Assets                                                 207,311,175

Capital Section
Paid-in Capital                                                 207,307,926
Undistributed Net Realized gain (loss) on Investments                     3,249
Unrealized appreciation (depreciation) of investments and
   foreign currency translations                                               -
Undistributed net investment income                                            -
     Total Capital                                              207,311,175

Statement of Operations
Investment Income
Interest Income                                                     3,803,224
Dividend Income                                                                -
Other Income                                                                   -
     Total Income                                                  3,803,224

   Expenses
Investment advisiory fees                                                      -
Interest expense                                                               -
Other expenses                                                         859,638
     Gross expenses                                                    859,638
Less:  Waivers and Subsidies                                          (601,784)
     Net expenses                                                     257,854
     Net investment income                                         3,545,370


Net Realized and Unrealized Gain/(Loss) on Investments
Net realized gain/(loss) form investment transactions                     2,742
Net change in unrealized appreciation/(depreciation)                           -
Net realized and unrealized gain/(loss) on investments                    2,742

Net Increase/(Decrease) in Net Assets resulting
     from Operations                                               3,548,112


Statement of Changes in Net Assets
Increase/(Decrease) in Net Assets from:
  Operations
Net investment income                                               3,545,370
Net realized gain/(loss) on investments                                   2,742
Net change in unrealized appreciation/(depreciation)
     of investments                                                            -
     Net increase/(decrease) in net assets resulting from
        operations                                                  3,548,112

Distribution to Shareholders
Net Investment Income                                              (3,544,863)
Capital gains                                                                  -
Return of Capital (Income)                                                     -
Return of Capital (Capital)                                                    -
     Total Distribution to Shareholders                            (3,544,863)

Capital Stock Transactions
Net proceeds from sale of shares                                426,509,070
Cost of shares repurchased                                     (280,741,925)
Dividend and/or Distribution                                        1,493,140
                                                                147,260,285

Net Increase/(decrease) in Net Assets                           147,263,534

Net Assets
Beginning of Period                                               60,047,641
End of Period                                                   207,311,175

Miscellanous Information

    Shares
Prior                                                             60,047,641
Subs                                                            426,509,070
Redemptions                                                    (280,741,925)
Reinvested                                                          1,493,140
Current Shares                                                  207,307,926

Undistributed Income
Prior undistribute                                                          (507)
Net investment income                                               3,545,370
Return of Capital                                                              -
Income Distribution                                                (3,544,863)
Current undistribute income                                                    -

Undistribute Capital Gain
Prior undistribute                                                       (2,742)
Net Capital Gain/(Loss)                                                   2,742
Return of Capital                                                              -
Capital Gain Distribution                                                      -
Current undistribute income                                                    -

Average Net Assets                                              103,391,514

Financial Highlights
Net Asset Value, Beginning of period                                   1.00000
Income from Operations
     Net Investment Income                                             0.03440
     Net realized and unrealized gain/(loss) on
        investments                                                            -
     Total from operations                                             0.03440
Less distribution from:
     Net investment income                                            (0.03440)
     Net realized gain on investments                                          -
     Return of Capital                                                         -
     Total distributions                                              (0.03440)
Net Asset Value, end of period                                         1.00000

Expense Ratio                                                          0.25000


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